UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2010

A. H. BELO CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	1-33741	38-3765318
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P. O. Box 224866 Dallas, Texas	75222-4866
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 977-8200

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 6, 2010, the Company announced that Michael N. Lavey, age 52, was named vice president/Controller of the Company and will serve as the Company’s principal accounting officer. From June 2009 until his promotion, Mr. Lavey served as controller of The Dallas Morning News, Inc., a subsidiary of the Company. Before joining The Dallas Morning News, from May 2006 until May 2009, Mr. Lavey served as Vice President-Finance for imc2, a privately-owned digital advertising agency headquartered in Dallas where he managed all financial functions within the company. Prior to joining imc2, Mr. Lavey served as an executive consultant for Alliance Data Systems from October 2004 to May 2005 and from November 2005 to May 2006 where he specialized in Sarbanes-Oxley assessments and related matters. From May 2005 to November 2005, Mr. Lavey served as chief financial officer for Lighting Science Group Corporation. Mr. Lavey has more than thirty years of accounting and finance experience, including eight years in the audit practice of Arthur Anderson, where he focused on the technology and manufacturing sectors. He received a Bachelor of Business Administration degree from the University of Michigan in 1979 and is a certified public accountant.

A copy of the press release announcing Mr. Lavey’s appointment is furnished with this report as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

99.1 Press Release dated January 6, 2010

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 6, 2010	A. H. BELO CORPORATION
	By:	/s/ Alison K. Engel
Alison K. Engel Senior Vice President/Chief Financial Officer and Treasurer

EXHIBIT INDEX

99.1 Press Release dated January 6, 2010